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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-192968) of Verastem, Inc.,

  (2)
  Registration Statement (Form S-8 No. 333-180475) pertaining to the 2010 Equity Incentive Plan and the 2012 Incentive Plan of Verastem, Inc.,

  (3)
  Registration Statement (Form S-8 No. 333-190578) pertaining to the 2012 Incentive Plan of Verastem, Inc.,

  (4)
  Registration Statement (Form S-8 No. 333-201075) pertaining to the 2014 Inducement Award Program of Verastem, Inc., and

  (5)
  Registration Statement (Form S-8 No. 333-201076) pertaining to the 2012 Incentive Plan of Verastem, Inc.

of our report dated March 10, 2015 with respect to the consolidated financial statements of Verastem, Inc. included in this Annual Report (Form 10-K) of Verastem, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 10, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm